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                                                                    Exhibit 99.1


GLIATECH


23420 Commerce Park Road
Cleveland, Ohio  44122  USA
Tel (216) 831-3200 Fax (216) 831-4220


FOR IMMEDIATE RELEASE


                                            Contact: Thomas O. Oesterling, Ph.D.
                                           President and Chief Executive Officer
                                                                   Gliatech Inc.
                                                                  (216) 831-3200


             GLIATECH ANNOUNCES AMENDMENT TO STOCKHOLDER RIGHTS PLAN


Cleveland, Ohio--November 18, 1999--Gliatech Inc. (Nasdaq: GLIA) announced today that its Board of Directors has amended Gliatech's stockholder rights agreement. The amendment allows the State of Wisconsin Investment Board to own up to 20% of the Company's then outstanding common stock in certain circumstances without being deemed to be an Acquiring Person pursuant to the rights agreement.

Gliatech is a leader in the discovery and development of therapeutic products based on the properties of glial cells. The Company applies its core glial research to developing innovative products for major unmet human health care needs. Current development initiatives are targeting products to improve surgical outcomes and to treat neurological disorders.




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